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                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED EMPLOYMENT AGREEMENT 12/1/98



         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of December 1, 1998, (the "Agreement") between ASSOCIATES CORPORATION OF NORTH AMERICA (A Texas Corporation), a corporation existing under the laws of the State of Texas (the "Company"), and ________________________ (the "Executive"),

                                   WITNESSETH:

         WHEREAS, the Company and the Executive entered into an agreement dated as of October 15, 1997, relating to the employment of the Executive with the Company;

         WHEREAS, the Company and the Executive now desire to revise certain terms of that agreement and to enter into an amended and restated agreement related to the employment of the Executive;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT

         1.1. Effective as of December 1, 1998 (the "Effective Date"), the Executive hereby agrees to serve, upon the terms and conditions herein contained, as an executive of the Company, which is the management company for Associates First Capital Corporation ("AFCC") and its controlled group of corporations. The Executive shall have such duties as the Board of Directors of AFCC, or its delegee, may determine.

         1.2. Unless automatically renewed, the Agreement and the term of employment hereunder shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the day immediately prior to the third anniversary of such date. This Agreement and the three-year term of employment shall automatically renew on the first day of each calendar month following the Effective Date, unless either party provides written notice of non-renewal prior to the first day of each such month. The original three-year term and any renewals thereof are referred to as the "Employment Term."

         1.3. During the Executive's employment hereunder, the Executive shall devote the Executive's best efforts and substantially all of the Executive's time and services
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during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect from time to time for other senior executives of the Company who are of a comparable status to the Executive) to the business and affairs of the Company.

2.       SALARY

         2.1. During the Executive's employment hereunder, the Executive shall be entitled to receive an annual base salary of at least $ , payable in accordance with the Company's payroll policy as in effect from time to time. Such base salary shall include any salary reduction contributions on behalf of the Executive to (a) any plan sponsored by the Company or any of its affiliates that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) any other plan of deferred compensation sponsored by the Company or any of its affiliates, (c) any "cafeteria plan" under Code Section 125 that is sponsored by the Company or any of its affiliates, or (d) any other policy, plan, program or arrangement of the Company or any of its affiliates pursuant to which the Executive has agreed to a salary reduction contribution.

         2.2. The Company may, in its sole discretion, increase the Executive's annual base salary.

3.       INCENTIVE COMPENSATION

         During the Executive's employment hereunder, the Executive shall be entitled to participate in any incentive, profit-sharing, bonus, stock option or similar or comparable policy, plan, program or arrangement applicable generally to other senior executives of the Company who are of a comparable status to the Executive, subject to the terms and conditions of any such policy, plan, program or arrangement, as such policy, plan, program or arrangement may now exist or may be adopted or amended hereafter by the Company or any of its affiliates, as applicable. In the event that a Change in Control occurs during the Employment Term, then for the calendar year in which the Change in Control occurs and for each subsequent full calendar year that remains in the Employment Term and throughout which the Executive remains employed by the Company, the Executive shall receive (a) an award of corporate annual performance pay ("CAPP") under the Associates First Capital Corporation Incentive Compensation Plan (or any predecessor or successor plan) (the "ICP") in an amount at least equal to 80% of the norm award calculated for the Executive for the year, and (b) an award of long-term performance pay ("LTPP") under the Associates First Capital Corporation Long-Term Performance Plan (or any successor plan) in an amount at least equal to


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80% of the norm award calculated for the Executive for the year. For purposes of the immediately preceding sentence, the Executive's "norm award" for any year shall be calculated in accordance with the Company's normal administrative procedures, as in effect immediately prior to the Change in Control, for determining CAPP and LTPP norm awards. Any bonuses, including CAPP and LTPP awards, payable pursuant to this Section 3 shall be payable to the Executive at the same time and in the same manner as such bonuses are generally payable to other executives of the Company and subject to the terms and conditions of the applicable policy, plan, program or arrangement.

4.       EXECUTIVE BENEFITS

         During the Executive's employment hereunder, the Executive shall be entitled to participate in and receive benefits under any and all employee retirement income, welfare benefit and fringe benefit policies, plans, programs or arrangements applicable generally to the Company's employees or generally to other senior executives of the Company who are of a comparable status to the Executive, subject to the terms and conditions of any such policies, plans, programs or arrangements, as such policies, plans, programs or arrangements may now exist or may be adopted or amended hereafter by the Company or AFCC, as applicable.

5.       EXPENSES

         During the Executive's employment hereunder, the Executive is authorized to incur, and shall be reimbursed for all, reasonable expenses for promoting the business of the Company and its affiliates, including expenses for travel and similar items, in accordance with the policies of the Company as in effect from time to time for other senior executives of the Company who are of a comparable status to the Executive.

6.       TERMINATION

         6.1. The Company may terminate the Executive's employment hereunder at any time, with or without Cause. As used herein, the term "Cause" shall be limited to (a) action by the Executive involving willful malfeasance, (b) the Executive's unreasonable neglect or refusal to perform the executive duties assigned to the Executive pursuant to this Agreement, (c) the Executive's being convicted of a felony, (d) the Executive's engaging in any activity that is directly or indirectly in competition with the Company or any affiliate or in any activity that is inimical to the best interests of the Company or any affiliate, or (e) the Executive's violation of Company policy covering standards of corporate conduct. Notwithstanding anything to the contrary in this


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Agreement, if the Company terminates the Executive's employment with Cause, all of the Company's obligations under this Agreement shall cease, and this Agreement shall terminate, on the effective date of the Executive's termination of employment.

         6.2. The Executive may terminate employment hereunder at any time by written notice to the Company. If the Executive terminates employment hereunder for any reason whatsoever, including without limitation by retirement, all of the Company's obligations under the Agreement shall cease, to the extent permitted by applicable law and other than pursuant to a policy, plan, program or arrangement provided to the Executive in accordance with Section 4 hereof, as of the effective date of the termination of the Executive's employment; provided, however, that the Executive's termination of employment with the Company as a result of an event constituting Constructive Termination shall not be considered a termination by the Executive under this Section 6.2. In the event that the Executive's employment hereunder terminates due to the Executive's becoming Totally Disabled or due to the Executive's death, the Company's obligation under this Agreement shall be determined in accordance with
Section 7 hereof.

         6.3. In the event that either the Company terminates the Executive's employment hereunder without Cause or, within the period beginning six months prior to and ending 15 months after a Change in Control (the "Window Period"), the Executive terminates employment as a result of an event constituting Constructive Termination, the Executive shall be entitled, in lieu of any other compensation or benefits provided for under this Agreement (to the extent permitted by applicable law and other than pursuant to a policy, plan, program or arrangement provided to the Executive in accordance with Section 4 hereof):

                  (a) to receive a lump-sum cash payment in an amount equal to (i) [two/three] times the sum of the Executive's then-current annual base salary and an amount equal to the average of the CAPP (or, if applicable, other annual bonus) awards paid to the Executive by the Company for each of the three calendar years immediately preceding the year of termination of the Executive's employment (or, if the Executive has not been employed by the Company or one of its affiliates for at least three calendar years immediately preceding the year of termination, for such years as the Executive has been employed by the Company or one of its affiliates immediately preceding the year of termination; provided, however, that if the Executive is terminated prior to receiving any CAPP or other annual bonus award from the Company, any CAPP or other


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                           annual bonus award guaranteed to such Executive
                           pursuant to the Executive's engagement letter with the Company shall be taken into account for purposes of this Section 6.3), plus (ii) a pro rata amount, based on the portion of the current performance year preceding termination, equal to the average of the CAPP (or, if applicable, other annual bonus) and LTPP awards paid to the Executive by the Company for each of the three calendar years immediately preceding the year of termination of the Executive's employment (or, if the Executive has not been employed by the Company or one of its affiliates for at least three calendar years immediately preceding the year of termination, for such years as the Executive has been employed by the Company or one of its affiliates immediately preceding the year of termination; provided, however, that if the Executive is terminated prior to receiving any CAPP (or other annual bonus) or LTPP awards from the Company, any CAPP (or other annual bonus) and LTPP awards guaranteed to such Executive pursuant to his engagement letter with the Company shall be taken into account for purposes of this Section 6.3);

                  (b) to be vested in full as of the termination date in any outstanding stock options granted under the ICP and to have all restrictions lapse as of the termination date on any restricted stock awarded to the Executive under the ICP; and

                  (c) to continue to receive, for [two/three] years from the date of termination of the Executive's employment hereunder, at the Company's expense, life insurance and medical, dental, disability and other welfare benefits at least comparable to those provided by the Company to the Executive, and in which the Executive is enrolled, on the date of termination of the Executive's employment hereunder (the "Company Welfare Benefits"), provided that such Company Welfare Benefits shall cease if the Executive obtains other employment with benefits that are similar in the aggregate to the Company Welfare Benefits.

         To the extent permitted by applicable provisions of the Code as then in effect, the Company shall treat the value of premiums for the Company Welfare Benefits as taxable income to the Executive for each year during which the Company provides such Company Welfare Benefits to the Executive pursuant to
Section 6.3(c).



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Notwithstanding the foregoing, with respect to the Executive's continued
coverage under any plans subject to the continued coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Executive's "qualifying event" for purposes of COBRA shall be the date of termination of the Executive's employment with the Company. Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company or any of its affiliates, except as otherwise expressly required by any such plan or applicable law. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

         6.4. Notwithstanding any other provision, the right of the Executive to any compensation or benefits provided for under this Agreement shall cease (to the extent permitted by applicable law) if the Board of Directors of the Company (or, in the event that the Executive is a member of the Board of Directors of the Company, the Board of Directors of AFCC) determines that the Executive has violated Sections 8.2 or 8.3 hereof, or has engaged in any activity that is inimical to the best interests of the Company or any of its affiliates.

         6.5. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Employment Term any of the following events shall occur:

                  (a) AFCC is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization into or with another corporation or another legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of AFCC immediately prior to such transaction;

                  (b) AFCC sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding voting securities of such corporation or person are held in the aggregate by the holders of Voting Stock of AFCC immediately prior to such sale or transfer;


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                  (c)      There is a report filed on Schedule 13D or Schedule
                           14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) or the Exchange
                           Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of AFCC entitled to vote generally in the election of Directors of AFCC ("Voting Stock");

                  (d) AFCC files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or
                           Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of AFCC has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (e) If during any period of two consecutive years individuals who at the beginning of any such period constituted the Directors of AFCC cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by AFCC's stockholders, of each Director of AFCC first elected during such period was approved by a vote of at least two-thirds of the Directors of AFCC (or, in the case of a nomination for election, by a vote of at least two-thirds of the members of the Nominating Committee of the Board of Directors of
                           AFCC) then still in office who were Directors of AFCC at the beginning of any such period.

         Notwithstanding the foregoing provisions of Section 6.5(c) or (d) hereof, unless otherwise determined in a specific case by a majority vote of the Board of Directors of AFCC, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because AFCC, an entity in which AFCC directly or indirectly beneficially owns 50% or more of the voting securities of such entity, any employee stock ownership plan or any other employee benefit plan of AFCC or any of its affiliates either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing


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beneficial ownership by it of shares of voting securities of AFCC, whether in excess of 20% or otherwise, or because AFCC reports that a change in control of AFCC has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

         6.6. If a Change in Control occurs during the Employment Term, then as of the date of such Change in Control, (a) the Executive shall be vested in full in any outstanding stock options granted under the ICP, (b) all restrictions shall lapse on any restricted stock awarded to the Executive under the ICP, (c) the Executive's rights and interests shall be vested in full and nonforfeitable in any accounts or benefits payable under any of the Company's nonqualified plans in which the Executive participates or has participated prior to the Change in Control, and (d) the Company shall fund a trust, subject to the claims of creditors of the Company and its affiliates, with sufficient funds to guarantee payment of all benefits payable to the Executive under any of the Company's nonqualified plans in which the Executive participates or has participated prior to the Change in Control.

         6.7. For purposes of this Agreement, the occurrence of any of the following events shall be considered to constitute "Constructive Termination," unless such event is expressly consented to in advance in writing by the
Executive:

                  (a) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirement), authority, duties or responsibilities, or any other action that results in a substantial diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (b) Any failure to (i) continue to provide the Executive with the opportunity to participate, on terms substantially comparable in the aggregate to those in effect immediately prior to the Window Period, in substantially the same incentive compensation, employee retirement income, welfare benefit and fringe benefit policies, plans, programs and arrangements in which the Executive was participating (or entitled to participate pursuant to Sections 3 and 4 hereof) immediately prior to the Window Period, or their equivalent, except to the extent any such failure to continue to


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                           provide any of the above is applicable generally to
                           all of the Company's employees, or (ii) provide the Executive with the incentive compensation, employee retirement income, welfare benefit and fringe benefit policies, plans, programs and arrangements (or their equivalent) as in effect from time to time for other senior executives of the Company who are of a comparable status to the Executive;

                  (c) A substantial reduction, without good business reasons, of the facilities and perquisites available to the Executive immediately prior to such reduction; or

                  (d) A relocation of the Executive's principal location of work to any location that is more than 50 miles from the location of such principal location of work immediately prior to such relocation.

         6.8. In the event that it shall be determined (as hereinafter provided) that any payment or distribution by the Company pursuant to this Agreement to or for the benefit of the Executive (determined without regard to any additional payments required under this Section 6.8) (a "Payment") would be subject to the excise tax imposed by Code Section 4999 (or any successor provision thereto) or to any similar tax imposed by state or local law, or to any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional amount (a "Gross-Up Payment") such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         6.9. Subject to the provisions of Section 6.10, all determinations required to be made under Section 6.8, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the Company in its sole discretion. The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by



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Section 6.8 and this Section 6.9. The Accounting Firm shall submit its determination and detailed supporting calculations both to the Company and to the Executive within 15 business days after the effective date of termination of the Executive's employment hereunder, if applicable, or at such earlier time as may be requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive. As a result of possible uncertainty in the application of Code Section 4999 (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6.10 hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and the Company shall promptly pay any such Underpayment to or for the benefit of the Executive within five business days after the Company's receipt of the Accounting Firm's determination and calculations.

         6.10. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:


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                  (i)   provide the Company with any written records or
         documents in the Executive's possession relating to such claim as such records or documents are reasonably requested by the Company;

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 6.10, the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 6.10 and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such


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contested claim shall be limited to issues with respect to which a Gross-Up
Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         6.11. The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax and, at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days of such determination pay to the Company the amount of such reduction. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.8 or 6.10 hereof, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.10 hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereof after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 6.8 or 6.10 hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to Section 6.8.

7.       DISABILITY OR DEATH

         7.1. In the event that the Executive becomes Totally Disabled during the Executive's employment hereunder, (a) the Executive's employment with the Company shall be deemed to have terminated employment with the Company effective as of the first date on which the Executive is determined to be Totally Disabled, and (b) in lieu of any other compensation or benefits provided for under this Agreement (to the extent permitted by applicable law and other than pursuant to a policy, plan, program or



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arrangement provided to the Executive in accordance with Section 4 hereof), the
Executive shall receive on or about the first day of each calendar month, beginning with the first calendar month immediately following the date on which the Executive is first determined to be Totally Disabled and continuing for five additional months (a total of six months), a cash payment equal to the Executive's monthly base salary (determined as of the date on which the Executive is first determined to be Totally Disabled) plus one-twelfth of the average of the CAPP (or, if applicable, other annual bonus) awards paid to the Executive by the Company for each of the three calendar years immediately preceding the year in which the Executive is first determined to be Totally Disabled (or, if the Executive has not been employed by the Company or one of its affiliates for at least three calendar years immediately preceding the year in which the Executive is first determined to be Totally Disabled, for such years as the Executive has been employed by the Company or one of its affiliates immediately preceding the year in which the Executive is first determined to be Totally Disabled; provided, however, that if the Executive is determined to be Totally Disabled prior to receiving any CAPP or other annual bonus award from the Company, any CAPP or other annual bonus award guaranteed to such Executive pursuant to the Executive's engagement letter with the Company shall be taken into account for purposes of this Section 7.1), less any amounts received through any disability or salary continuation plan provided pursuant to Section 4 hereof. For purposes of this Agreement, the Executive shall be considered to be "Totally Disabled" as of such date as the Executive is determined to have a physical or mental impairment that prevents the Executive from performing the duties of the Executive's regular job.

         7.2. In the event that the Executive dies while employed hereunder, the Executive's beneficiary (or beneficiaries) shall receive, in lieu of any other compensation or benefits provided for under this Agreement (to the extent permitted by applicable law and other than pursuant to a policy, plan, program or arrangement provided to the Executive in accordance with Section 4 hereof), the Executive's beneficiary or beneficiaries shall receive within 30 days of the date of the Executive's death a lump-sum cash payment equal to the Executive's annual base salary (determined as of the date of the Executive's death) plus the average of the CAPP (or, if applicable, other annual bonus) awards paid to the Executive by the Company for each of the three calendar years immediately preceding the year in which the Executive dies (or, if the Executive has not been employed by the Company or one of its affiliates for at least three calendar years immediately preceding the year in which the Executive dies, for such years as the Executive has been employed by the Company or one of its affiliates immediately preceding the year of death; provided, however, that if the Executive dies prior to receiving any CAPP (or other annual bonus) award from the


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

Company, any CAPP or other annual bonus award guaranteed to such Executive pursuant to the Executive's engagement letter with the Company shall be taken into account for purposes of this Section 7.2). The Executive may designate, at any time and from time to time, a beneficiary or beneficiaries, in such form as specified by the Company, to receive the payment provided for herein, provided that any designation or change of a prior designation must be received in writing by the Company prior to the Executive's death and provided, further, that if no such designation is received by the Company prior to the Executive's death, the Executive's beneficiary shall be deemed to be the Executive's estate.

8.       RESTRICTIVE COVENANTS

         8.1. The Executive agrees to execute and deliver from time to time the Company's standard confidentiality, conflict of interest and proprietary information agreements.

         8.2. The Executive and the Executive's agents shall not, during the 12-month period following any termination of employment hereunder, or in contemplation of termination of employment, induce, entice or solicit any employee of the Company or its affiliates, to leave employment with the Company or its affiliates.

         8.3. If the Executive receives benefits or compensation of any kind from the Company pursuant to Section 6.3, the Executive will not, either directly or indirectly, for a 12-month period following termination of employment with the Company, compete with the Company in any manner or capacity (e.g., as an employee, advisor, principal, agent, partner, officer or director) in any phase of any business which the Company or any of its affiliates conduct during the Employment Term. The obligations of this covenant not to compete ("Covenant") shall apply to any geographic area in which the Company and its affiliates have engaged in business during the Employment Term. The Executive agrees and acknowledges that it would be difficult to fully compensate the Company for the damages resulting from a breach of this Covenant, and that the Company will, therefore, be entitled to temporary and permanent injunctive relief in the event of any actual or threatened breach. Such relief may be granted without the necessity of proving actual damages, but this provision does not diminish the Company's right to recover damages in addition to injunctive relief.


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

9.       NOTICE

         For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder, shall be in writing, and shall be deemed to have been duly given when hand-delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPS, addressed to the Company (to the attention of its General Counsel) at its principal executive offices and to the Executive at the Executive's principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

10.      SEPARABILITY

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such provision shall be modified, to the extent practical, consistent with the intent of the parties, in order to render it enforceable, but such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

11.      ASSIGNMENT

         11.1. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

         11.2. This Agreement shall inure to the benefit of , and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.


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
         11.3. This Agreement is personal in nature, and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11.1 and 11.2. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution; and, in the event of any attempted assignment or transfer contrary to this Section 11.3, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

12.      ENTIRE AGREEMENT; AMENDMENT

         This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no other agreement, statement, or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

13.      DISPUTE RESOLUTION.

         13.1. Any dispute between the Executive and the Company under this Agreement shall be resolved (except as provided otherwise in this Section 13) through binding arbitration conducted by the American Arbitration Association, pursuant to the American Arbitration Association Employment Arbitration rules, or other mutually agreeable arbitration service or rules. The arbitrator shall be selected by mutual agreement, through alternative strikes from a designated list, or as required by the


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
American Arbitration Association. The arbitrator shall be duly licensed to practice law in the State of Texas and shall have experience in employment law arbitration. All proceedings shall be conducted in the City of Dallas, State of Texas, unless otherwise agreed by all parties.

         13.2. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. Each party shall be entitled to present evidence and argument to the arbitrator. Each party shall have the right to be represented by legal counsel of the party's choosing. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator does not have authority (a) to render a decision that contains a reversible error of state or federal law, or (b) to apply a cause of action or remedy not otherwise provided for under applicable state or federal law. The arbitrator shall be required to state in a written opinion all facts and conclusions of law relied upon to support the decision rendered and shall give written notice to the parties of the decision and furnish each party a signed copy of such decision. The determination of the arbitrator shall be conclusive and binding upon the parties, and judgment upon the same may be entered in any court having jurisdiction thereof. The parties shall resolve any dispute over the enforceability of an award through declaratory relief to be disposed of through motion proceedings in the applicable court of law. Either party may move for dismissal through summary judgment in accordance with the Federal Rules of Civil Procedure and the standard of proof under federal law for a motion for summary judgment. The expenses of arbitration, including reasonable expenses of legal counsel retained by the Executive in connection with such arbitration, shall be borne by the Company.

         13.3. Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of the Executive's obligations pursuant to Sections 8.2 or 8.3 hereof, but may pursue its remedies for such breach in a court of competent jurisdiction in the City of Dallas, State of Texas.

14.      GOVERNING LAW

         This Agreement shall be construed, interpreted and governed in accordance with the laws of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of December 1, 1998.



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


----------------------------
[Executive]




ASSOCIATES CORPORATION OF
NORTH AMERICA (A Texas
Corporation)



By:
    ------------------------
    Michael E. McGill
    Executive Vice President



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